For information, contact:

Craig Dynes

Chief Financial Officer

Pegasystems Inc.

(617) 866-6020

craig.dynes@pega.com

Beth Lewis

Director, Investor and Public Relations

Pegasystems Inc.

(617) 866-6077

beth.lewis@pega.com

Pegasystems Announces Strong Third Quarter Performance

and Expected Delay in Filing Third Quarter 10-Q

CAMBRIDGE, Mass., October 17, 2006 -- Pegasystems Inc. (Nasdaq: PEGA) today announced strong performance in its 2006 third quarter, including license signings and total revenue that are expected to be among the highest levels in the Company's history. The Company's license signings in the 2006 third quarter were the strongest since the release of its flagship PegaRULES Process Commander product in 2003, and included agreements with approximately $13 million in term license fees expected to be recognized as revenue in future periods as payments become due. Cash flows from operating activities were approximately $4 million for the third quarter, and the Company ended the quarter with $129 million of total cash and investments, a $3 million increase from the end of the 2006 second quarter.

The Company also announced that it expects to delay the filing of its Quarterly Report on Form 10-Q for the 2006 third quarter because the Company is in the process of reviewing its accounting, primarily involving the timing of revenue recognition for certain arrangements which include fixed-price services. Following the completion of this review, the Company may restate its previously issued financial statements. If a restatement occurs, the Company expects that not more than $2 million of revenue previously reported through June 30, 2006 would be deferred into the 2006 third quarter or future periods. The Company's expectation regarding the maximum amount of revenue deferral is not indicative of the total impact on net income or revenue in any particular quarter in the event of a restatement. The Company is working diligently to address these matters, but cannot provide assurances regarding how quickly its review will be completed, what adjustments if any to the Company's previous financial statements will be required, and when the Company will file its Form 10-Q for the 2006 third quarter.

Pegasystems' current revenue recognition policy is described in the "Critical Accounting Policies and Estimates" section contained in Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, of its Quarterly Report on Form 10-Q for the second quarter of 2006.

Forward-Looking Statements

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 including without limitation the impact of a possible restatement of the Company's previous financial statements and our expectations regarding the amount of revenue which will be recognized in future periods as a result of 2006 third quarter term license signings. The words "anticipate," "continue," "expect," and "will," and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include uncertainty regarding the resolution of the pending issues relating to the accounting for certain arrangements involving fixed-price services and, with respect to term license signings, that the customer or the Company will fail to perform their respective obligations under the applicable agreement. For information regarding other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's most recent report on form 10-Q or 10-K and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of October 17, 2006. Investors are cautioned not to place undue reliance on such forward-looking statements. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to October 17, 2006.

About Pegasystems

Pegasystems Inc. (NASDAQ: PEGA) provides software to automate complex, changing business processes. Pegasystems, the leader in unified process and rules technology, gives business people and IT departments the ability to use best processes across the enterprise and outperform their competition.

Our new class of Business Process Management (BPM) technology makes enterprise systems easy to use and easy to change. By automating policy manuals, system specifications and lines of manual coding with dynamically responsive updates, Pegasystems powers the world's most sophisticated organizations to Build for Change™.

Pegasystems' award-winning, standards-based BPM suite is complemented with best-practice solution frameworks to help leaders in the financial services, insurance, healthcare, manufacturing and government markets drive growth and productivity.

Headquartered in Cambridge, MA, Pegasystems has regional offices in North America, Europe and the Pacific Rim. For more information, visit www.pega.com.